UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities exchange act of 1934

Date of Report (Date of earliest event reported):  June 9, 2008

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-12551	84-1250533
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

One Canterbury Green, 201 Broad Street, Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 595−3000

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ]	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ]	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 8.01    Other Events

On June 13, 2008, Cenveo, Inc. (the “Company”) announced that its wholly-owned subsidiary, Cenveo Corporation ("Cenveo"), had completed the issuance of $175,000,000 aggregate principal amount of senior notes bearing an interest rate of 10.5% per annum due 2016 (the "Notes"). The Notes were issued to Lehman Brothers Commercial Paper, Inc. (the “Seller”) upon the conversion of the Seller’s outstanding loan to Cenveo in the same aggregate principal amount and were then sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the "Securities Act") and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. Lehman Brothers Inc. was sole book-running manager for this offering. Cenveo did not receive any of the proceeds from the sale of the Notes. The Notes are not registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Notes were issued pursuant to an Indenture (the “Indenture”) dated as of June 13, 2008, between Cenveo and U.S. Bank National Association, as trustee. The Notes are guaranteed on a senior unsecured basis by the Company and substantially all of Cenveo’s current and certain future North American subsidiaries (the “Guarantees”). The Notes and the Guarantees are senior unsecured obligations and rank equally with Cenveo’s and the guarantors’ existing and future unsecured senior indebtedness.

On June 13, 2008, in connection with the sale of the Notes, Cenveo and the guarantors of the Notes entered into a Registration Rights Agreement ("Registration Rights Agreement") with Lehman Brothers Inc. Under the Registration Rights Agreement, Cenveo and the guarantors of the Notes have agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission a shelf registration statement if the Notes are not freely tradable during the period from the 180th day to the one year anniversary of the closing date, subject to the payment of liquidated damages in the event of a failure to comply with certain requirements of the Registration Rights Agreement.

The foregoing descriptions of the Indenture, the Guarantees and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 4.1, 10.1 and 10.2, respectively, to this Form 8-K, which are incorporated herein by reference.

Item 4.01    Changes in Registrant’s Certifying Accountants

(a)           Previous independent registered public accounting firm

(i)	On June 9, 2008, the Audit Committee of the Board of Directors of the Company dismissed Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm.

(ii)
The report of Deloitte & Touche on the Company’s financial statements and financial statement schedules for the fiscal year ended December 31, 2007 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	The Company’s Audit Committee recommended and approved the decision to change independent registered public accounting firms.

(iv)
In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2007 and through June 9, 2008, there have been no disagreements with Deloitte & Touche on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of such disagreements in connection with its audit report. There were no reportable events as defined by Item 304 (a)(1)(v) of Regulation S-K.

(v)	The Company has given permission to Deloitte & Touche to respond fully to the inquiries of the successor auditor.

(vi)	The Company has requested that Deloitte & Touche furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. Such letter will be filed by amendment.

(b)           New Independent registered public accounting firm

(i)
On June 9, 2008, on the recommendation of the Company’s Audit Committee, the Company appointed Grant Thornton as its independent registered public accounting firm to audit the Company’s financial statements as of and for the fiscal year ending December 31, 2008.

(ii)
During the most recent fiscal year through June 9, 2008, the Company has not consulted with Grant Thornton regarding either the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, as well as any matters or reportable events described in items 304(a)(2)(i) or (ii) of Regulation S-K

Item 9.01    Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit
Number          Description

4.1	Indenture, dated as of June 13, 2008, between Cenveo Corporation and U.S. Bank National Association, as trustee, relating to the 10.5% Senior Notes of Cenveo Corporation

4.2	Guarantee by Cenveo, Inc. and the other guarantors named therein relating to the 10.5% Senior Notes of Cenveo Corporation

10.1	Registration Rights Agreement dated as June 13, 2008, among Cenveo Corporation, Cenveo Inc., the other guarantors named therein and Lehman Brothers Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 13, 2008

CENVEO, INC.

By:	/s/ Mark S. Hiltwein
Mark S. Hiltwein
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number          Description

4.1	Indenture, dated as of June 13, 2008, between Cenveo Corporation and U.S. Bank National Association, as trustee, relating to the 10.5% Senior Notes of Cenveo Corporation

4.2	Guarantee by Cenveo, Inc. and the other guarantors named therein relating to the 10.5% Senior Notes of Cenveo Corporation

10.1	Registration Rights Agreement dated as June 13, 2008, among Cenveo Corporation, Cenveo Inc., the other guarantors named therein and Lehman Brothers Inc.